DATA


PART A -- THIS PART LISTS YOUR PERSONAL DATA.


OWNER:               [JOHN DOE]                       Age: [60]    Sex: [Male]
         [AVAILABLE ONLY UNDER NQ CONTRACTS]
         [JOINT OWNER:]           [JANE DOE]          Age: [55]    Sex: [Female]

ANNUITANT:           [JOHN DOE]                       Age: [60]    Sex:  [Male]



[APPLICABLE FOR NQ CONTRACTS]
[JOINT ANNUITANT:]   [JANE DOE]                       Age: [55]    Sex: [Female]

[APPLICABLE TO INHERITED IRA/ROTH IRA CONTRACTS]
         OWNER: [JOHN DOE JR. AS BENEFICIARY OF JOHN DOE SR'S. [ROTH] IRA] IF THE OWNER IS A TRUST, THEN THE ANNUITANT MUST BE THE OLDEST BENEFICIARY OF THE TRUST.

                    [IF THE OWNER IS THE SOLE SPOUSAL BENEFICIARY UNDER THE DECEASED OWNER'S [ROTH] IRA THEN THE FOLLOWING DESIGNATION WILL APPEAR AFTER THE OWNER'S NAME:]
                    ["Special Surviving Spouse"]

         DECEASED OWNER OF ORIGINAL [ROTH] IRA:           [John Doe, Sr.]
         DATE OF DEATH OF ORIGINAL [ROTH] IRA OWNER:      [xx/xx/xx]

[APPLICABLE TO NON-SPOUSAL BENEFICIARY CONTINUATION OPTION TAX-QUALIFIED RETIREMENT PLAN FUNDS DIRECT ROLLOVER TO TRADITIONAL IRA CONTRACTS/CERTIFICATES]

         OWNER:     [JOHN DOE JR. AS BENEFICIARY OF JOHN DOE SR'S. APPLICABLE
                    PLAN]
                    IF THE OWNER IS A TRUST, THEN THE ANNUITANT MUST BE THE OLDEST BENEFICIARY OF THE TRUST.

         DECEASED PARTICIPANT OF ORIGINAL APPLICABLE PLAN:    [John Doe, Sr.]
         DATE OF DEATH OF DECEASED PARTICIPANT OF ORIGINAL APPLICABLE PLAN:
         [xx/xx/xx]



BENEFICIARY:     [JANE DOE]

CONTRACT NUMBER:          [00000]

         ENDORSEMENTS ATTACHED:
         [MARKET SEGMENT ENDORSEMENTS]
                  [Endorsement Applicable to Non-Qualified Contracts Endorsement Applicable to Traditional IRA Contracts Endorsement Applicable to Roth IRA Contracts
                  Endorsement Applicable to Custodial [Roth] IRA Contracts Inherited Traditional IRA Beneficiary Continuation Option ("BCO") Endorsement
                  Inherited Roth IRA Beneficiary Continuation Option ("BCO") Endorsement
                  Charitable Remainder Trust Endorsement]



         [INVESTMENT OPTIONS ENDORSEMENTS]
                  [Endorsement Applicable to Special Money Market Dollar Cost Averaging
                  Endorsement Applicable to Protection with Investment Performance Account Investment Options]

ICC10DPADV(rev 1010)                                                Data Page 1

         [Optional Riders Attached:
               Guaranteed Income Benefit Rider
               Guaranteed Minimum Death Benefit Rider - Greater of Death Benefit Guaranteed Minimum Death Benefit Rider -Highest Anniversary Value Guaranteed Minimum Death Benefit Rider - Return of Principal]


         ISSUE DATE:                   [January  1, 2011]
         CONTRACT DATE:                [January  1, 2011]
         [MATURITY DATE :              [January 1, 2046]

         The Maturity Date may not be later than the Contract Date Anniversary which follows the Annuitant's[ 95th] birthday. (see Section 7.02 of the Contract) The Maturity Date is based on the Annuitant's date of birth and will not change under the Contract/Certificate except as described in Section 7.02. If there is a successor Annuitant named under the Contract/Certificate, the Maturity Date will not change and will continue to be based on the original Annuitant's date of birth. [FOR NQ CONTRACTS WITH JOINT ANNUITANTS] [For Contracts with Joint Annuitants, the age of the older Annuitant determines the Maturity Date.]]

[APPLICABLE TO INHERITED TRADITIONAL IRA/ROTH IRA INCLUDING NON-SPOUSAL APPLICABLE PLAN BENEFICIARY OWNED (ALSO REFERRED TO AS "NON-SPOUSAL QP TO INHERITED IRA BCO")CONTRACTS]
         [BCO DISTRIBUTION COMMENCEMENT DATE:        [xx/xx/xx]]




ICC10DPADV(rev 1010)                                                Data Page 2

[IF GIB IS ELECTED THE FOLLOWING WILL APPEAR]
[INITIAL [ANNUAL] ROLLUP RATE:

         Your initial Rollup Rate is [5.00%]. [This rate is greater than the rate derived from the formula shown below.]

         Your Initial Deferral Bonus Rollup Rate [7.00%] [This rate is greater than the rate derived from the formula shown below.]

TEN YEAR TREASURIES FORMULA RATE FOR THE [SECOND] AND LATER CONTRACT YEARS -

         The minimum [annual] Rollup Rate for the [Contract Year] following [each] [Contract Date Anniversary] will be equal to the average of the rates for [ten-year] U.S. Treasury notes on each day for which such rates are reported during the [20] calendar days ending on the [15th] day of the month immediately preceding the calendar [quarter] in which the [Contract Date Anniversary] falls, [plus [1.00%] rounded to the [nearest/lowest] [0.10%] increment]. The minimum [annual] Rollup Rate will never be less than [4%] or more than [7%]. U.S. Treasury rates will be determined from the Federal Reserve Selected Interest Rates - H-15 (Constant Maturity Series) or such comparable rates as may be published by the United States Treasury Department or generally available reporting services if the Constant Maturity Series is discontinued. We reserve the right to set a higher rate than that derived by this formula.]

         [After your first [Contract Date Anniversary], the minimum rate will be no less than [4%] for the next [[5] Contract Years]. After the [[6th] Contract Year] and for the next [[5] Contract Years], the minimum rate will be no less than [2%], and thereafter the minimum rate will be no less than [1.5%]].

DEFERRAL BONUS TEN YEAR TREASURIES FORMULA RATE -
         The minimum [annual] Rollup Rate for the [Contract Year] following [each] [Contract Date Anniversary] will be equal to the average of the rates for [ten-year] U.S. Treasury notes on each day for which such rates are reported during the [20] calendar days ending on the [15th] day of the month immediately preceding the calendar [quarter] in which the [Contract Date Anniversary] falls, [plus [1.50%] rounded to the [nearest/lowest] [0.10%] increment]. The minimum [annual] Rollup Rate will never be less than [4%] or more than [9%]. U.S. Treasury rates will be determined from the Federal Reserve Selected Interest Rates - H-15 (Constant Maturity Series) or such comparable rates as may be published by the United States Treasury Department or generally available reporting services if the Constant Maturity Series is discontinued. We reserve the right to set a higher rate than that derived by this formula.]


ICC10DPADV(rev 1010)                                                Data Page 3

PART B -- THIS PART DESCRIBES CERTAIN PROVISIONS OF YOUR CONTRACT.

  [Guaranteed Interest Option:
         Initial Guaranteed Interest Rate       [2.75% through January 31, 2011;
         Annual Guaranteed Interest Rate        1.5% through December 31, 2011]
         Lifetime Minimum Guaranteed
         Interest Rate                          [1.5%] ]

INITIAL CONTRIBUTION RECEIVED:                                     [$100,000.00]

INVESTMENT OPTIONS (SEE SECTIONS 2.01 AND 2.02 OF THE CONTRACT)

     INVESTMENT OPTIONS AVAILABLE. YOUR INITIAL ALLOCATION IS SHOWN. [YOU MAY NOT ALLOCATE AMOUNTS TO MORE THAN [90] INVESTMENT OPTIONS AT ANY TIME.]

  *  [Account for Special Money Market Dollar Cost Averaging*]
         *Your Contract Fee for this Account will never exceed the charge for the Investment Performance Account Investment Options shown in Part C.


          INVESTMENT PERFORMANCE ACCOUNT INVESTMENT OPTIONS
          -------------------------------------------------         AMOUNT
                                                                    ALLOCATED
                                                                    ---------

          [EQ/AllianceBernstein Small Cap Growth*
                                                                    [$50,000]
          EQ/Blackrock International Value
          EQ/International Core PLUS
          EQ/International Growth
          EQ/Mid Cap Index
          EQ/Mid Cap Value PLUS**
          EQ/Oppenheimer Global
          EQ/Small Company Index
          Multimanager International Equity
          Multimanager Mid Cap Growth
          Multimanager Mid Cap Value
          Multimanager Small Cap Growth
          Multimanager Small Cap Value
          EQ/Money Market]
                                                                    [$0.00]

         An asterisk (either *, **, or ***), identifies Variable Investment Options to which certain charges under Part C apply.


[GUARANTEED INTEREST OPTION ("GIO") ]                               [$50,000]
     [No more than [25%] of the total Annuity Account Value of the Investment Performance Account Investment Options [and the Protection with Investment Performance Account Investment Options] may be allocated to the GIO]

TOTAL (AMOUNT ALLOCATED TO INVESTMENT PERFORMANCE ACCOUNT INVESTMENT OPTIONS):
     [$100,000.00]


ICC10DPADV(rev 1010)                                                Data Page 4

The Variable Investment Options shown above are Variable Investment Options of our Separate Account No. [49]]



PROTECTION WITH INVESTMENT PERFORMANCE ACCOUNT INVESTMENT OPTIONS: [AMOUNTS ARE ALLOCATED IN COMPLIANCE WITH THE ALLOCATION LIMITS DESCRIBED IN THE ENDORSEMENT APPLICABLE TO PROTECTION WITH INVESTMENT PERFORMANCE ACCOUNT INVESTMENT OPTIONS.]
o

      [CATEGORY 1 AXA STRATEGIC ALLOCATION   INVESTMENT OPTIONS]

                                                                     AMOUNT
                                                                     ALLOCATED
                                                                     ---------
        [AXA Balanced Strategy***                                    [$20,000]
         AXA Conservative Growth Strategy
         AXA Conservative Strategy
         AXA Moderate Growth Strategy]

      [CATEGORY 2  FIXED INCOME VARIABLE INVESTMENT OPTIONS INVESTMENT OPTIONS]

                                                                     AMOUNT
                                                                     ALLOCATED
                                                                     ---------
        [EQ/Core Bond Index*                                         [$80,000]
        EQ/Intermediate Gov't Bond Index]


      [CATEGORY 3  EQUITY VARIABLE INVESTMENT OPTIONS ]

                                                                     AMOUNT
                                                                     ALLOCATED
                                                                     ---------
        [ATM 400
        ATM 500
        ATM 2000
        ATM EIFA
        AXA Growth Strategy]


An asterisk (either *, **, or ***), identifies Variable Investment Options to which certain charges under Part C apply.

TOTAL (AMOUNT ALLOCATED TO PROTECTION WITH INVESTMENT PEROFORMANCE ACCOUNT INVESTMENT OPTIONS):
                                                                   [$100,000.00]


             TOTAL AMOUNT ALLOCATED TO ACCOUNT FOR SPECIAL [MONEY MARKET] DOLLAR COST AVERAGING AND INVESTMENT PERFORMANCE ACCOUNT AND PROTECTION WITH INVESTMENT PERFORMANCE ACCOUNT INVESTMENT OPTIONS :
                                                 [$200,000.00]

Your allocation of Account Value will be rebalanced [quarterly] in accordance with an applicable Rider or Endorsement.

The Variable Investment Options shown above are Variable Investment Options of our Separate Account No. [49].


ICC10DPADV(rev 1010)                                                Data Page 5

CONTRIBUTIONS AND ALLOCATIONS (SEE SECTIONS 3.01 AND 3.02 OF THE CONTRACT):

Initial Contribution minimum: [$10,000] Subsequent Contribution minimum: [$500] [Subsequent Contributions to the Investment Performance Account Investment Options can be made until the older of the original Annuitant and Owner attain age [86] or if later, the first Contract Date Anniversary.] [IF GIB OR AN OPTIONAL GMDB IS ELECTED THE FOLLOWING WILL APPEAR] [Subsequent Contributions to the Protection with Investment Performance Account Investment Options can be made until the older of the original Annuitant and Owner attain age [75] or if later, the [first] Contract Date Anniversary.]

[IF GIB OR AN OPTIONAL GMDB IS ELECTED THE FOLLOWING WILL APPEAR]
[Subsequent Contributions to the Protection Account Investment Options are not permitted after the date the first Withdrawal is taken from the Protection with Investment Performance Account Value.

No additional Contributions or transfers may be made to the Protection with Investment Performance Account Investment Options on or after the Benefit Transaction Date (see Part II. E. of the GIB Rider). Transfers and Contributions to Protection with Investment Performance Account Investment Options may not exceed a total of [$1,500,000]. No Contributions may be made to any supplementary contract.

We may discontinue Contributions and/or transfers to the Protection with Investment Performance Account Investment Options upon advance written notice to you. The advance notice period is shown immediately below. Any change in limitations or discontinuation of Contributions will be implemented to manage the financial risk to the Company in the event market and/or economic conditions decline. If we discontinue Contributions and transfers to the Protection with Investment Performance Account Investment Options, any subsequent Contribution or automated transfer will be allocated to the Investment Performance Account Investment Option corresponding to the Protection with Investment Performance Account Investment Options that were specified in your allocation instructions. If we are not offering such Performance Account Investment Option as of the discontinuance date, we may substitute an Investment Performance Account Investment Option that has a different name or investment manager provided it has a substantially similar investment policy. ] [If a specific Protection with Investment Performance Account Investment Option is closed, we may allocate any subsequent Contributions and transfer amounts to such Protection with Investment Performance Account Investment Option to the [AXA Balanced Strategy] Investment Option.]

Advanced Notice Period for Discontinuance or Limitation of Contributions is [45] days.

[We may refuse to accept any Contribution if the sum of all Contributions under all ["Retirement Cornerstone"] Contract with the same Annuitant or Owner would then total more than [$1,500,000]. [If we accept any such Contribution under this Contract, your Investment Options may be limited to the Investment Performance Account Investment Options.] [FOR ISSUE AGES 81-85, THE FOLLOWING SENTENCE WILL REPLACE THE FIRST SENTENCE OF THIS PARAGRAPH] [We may refuse to accept any Contribution if the sum of all Contributions under your Contract/Certificate would then total more than $500,000.]

[IF THE GUARANTEED INCOME BENEFIT RIDER IS ELECTED] [We reserve the right to limit aggregate Contributions and transfers to the Protection with Investment Performance Account Investment Options after the first Contract Year in which a Contribution or transfer is made to any of those Investment Options (the "initial allocation year") to [150%] of the total amount of the Contributions and transfers to the Protection with Investment Performance Account Investment Options during such initial allocation year.]

[FOR ALL CONTRACTS] We may also refuse to accept any Contribution if the sum of all Contributions under all AXA Equitable annuity accumulation Contracts of which you are Owner or under which you are the Annuitant would total [$2,500,000.]

TRANSFER RULES (SEE SECTION 4.02 OF THE CONTRACT):


ICC10DPADV(rev 1010)                                                Data Page 6

Transfer requests must be in writing and delivered by U.S. mail to our Processing Office unless we accept an alternative form of communication (such as internet, fax or automated telephone). The use of alternative forms of communication is subject to our rules then in effect for each such service. We may provide information about our rules and the use of communications services in the contract prospectus, prospectus supplements or other notifications, as mailed to your last known address in our records from time to time. Any alternative form of communication that we make available may be changed or discontinued at any time. Communications services may be restricted or denied if we determine that you used such services for market timing or other trading strategies that may disrupt operation of a Variable Investment Option or have a detrimental effect on the unit value of any Variable Investment Option.

We reserve the right to:
    a) limit transfers among or to the Variable Investment Options to no more than once every 30 days,
    b) require a minimum time period between each transfer into or out of one or more specified Variable Investment Options,
    c) establish a maximum dollar amount that may be transferred by an owner on any transaction date among Variable Investment Options,
    d) reject transfer requests from a person acting on behalf of multiple contract/certificate owners unless pursuant to a trading authorization agreement that we have accepted,
    e) restrict or prohibit transfers in connection with execution of Investment Fund instructions to restrict or prohibit purchases or redemptions of fund shares or to collect a redemption fee on transfers involving fund shares,
    f) impose conditions or limitations on transfer rights, restrict transfers or refuse any particular transfer if we are concerned that market timing, excessive trading or other trading strategies may disrupt operation of a Variable Investment Option or may have a detrimental effect on the unit value of any Variable Investment Option or determine that you have engaged in any such strategy.

The maximum amount that may be transferred from the Guaranteed Interest Option to any other Investment Option in any Contract Year is the greatest of:

       (a) [25%] of the amount you have in the Guaranteed Interest Option on the last day of the prior Contract Year; or,
       (b) the total of all amounts transferred at your request from the Guaranteed Interest Option to any of the other Investment Options in the prior Contract Year; or
       (c) [25%] of the total of all amounts transferred or allocated into the Guaranteed Interest Option during that Contract Year.

Transfers into the Guaranteed Interest Option are not permitted if the requested transfer would result in more than [25%] of the Annuity Account Value being allocated to the Guaranteed Interest Option, based on the Annuity Account Value of the previous business day. We may suspend these transfer restrictions upon notice to you. We will advise you of any such liberalization. We will also advise you at least [45 days] in advance of the day we intend to reimpose any such restrictions, unless we have previously specified that date when we notified you of the liberalization.

[THE FOLLOWING WILL APPEAR IF GIB OR AN OPTIONAL GMDB HAS BEEN ELECTED.] [Transfers of amounts from your Investment Performance Account Investment Options to the Protection with Investment Performance Account Investment Options are permitted until the Owner attains age [75] or if later, the first Contract Date Anniversary. Transfers of amounts from your Investment Performance Account Investment Options to the Protection with Investment Performance Account Investment Options are not permitted after the date a Contribution is made to the Investment Performance Account Investment Options subsequent to the date the first Withdrawal is taken from the Protection with Investment Performance Account Value. The preceding sentence does not apply to subsequent Contributions received in the first 90 days after the Contract Date. Transfers and Contributions to the Protection with Investment Performance Account Investment Options may not exceed a total of $[1,500,000]].

[IF THE GUARANTEED INCOME BENEFIT RIDER OR AN OPTIONAL GMDB RIDER IS ELECTED] [We reserve the right to limit aggregate Contributions and transfers to the Protection with Investment Performance Account Investment Options


ICC10DPADV(rev 1010)                                                Data Page 7
after the first Contract Year in which a Contribution or transfer is made to any of those Investment Options (the "initial allocation year") to [150%] of the total amount of the Contributions and transfers to the Protection with Investment Performance Account Investment Options during such initial allocation year.]

[THE FOLLOWING WILL APPEAR IF GIB OR AN OPTIONAL GMDB HAS BEEN ELECTED.] [Contributions to the Account for Special Money Market Dollar Cost Averaging scheduled to be transferred into the Protection with Investment Performance Account Investment Options over the duration of the program will increase your [GIB Benefit Base] [or any GMDB Benefit Base] as of the effective date you contribute to a Special Money Market Dollar Cost Averaging Program.]

Transfers of amounts from the Protection with Investment Performance Account Investment Options to the Investment Performance Account Investment Options are not permitted, except as described in the Termination Provision of the GIB Rider (Section VI), that you have elected.

We may discontinue accepting transfer requests to the Protection with Investment Performance Account Investment Options at any time with advance written notice to you.

No additional transfers may be made to the Protection with Investment Performance Account Investment Options or the supplementary contract on or after the Benefit Transaction Date.

If we discontinue transfers to the Protection with Investment Performance Account Investment Options, any subsequent automated transfer will be allocated to the Investment Performance Account Investment Option corresponding to the Protection with Investment Performance Account Investment Options in your allocation instructions. If we are not offering such Investment Performance Account Investment Option as of the discontinuance date, we may substitute an Investment Performance Account Investment Option that has a different name or investment manager provided it has a substantially similar investment policy. ] [If a specific Protection with Investment Performance Account Investment Option is closed, we may allocate any subsequent Contributions and transfer amounts to such Protection with Investment Performance Account Investment Option to the [AXA Balanced Strategy] Investment Option.]

[THIS TEXT WILL APPLY WHEN THE ENDORSEMENT APPLICABLE TO PROTECTION WITH INVESTMENT PERFORMANCE ACCOUNT INVESTMENT OPTIONS IS ISSUED WITH THIS CONTRACT.] [Any transfer rules described in the Endorsement Applicable to Protection with Investment Performance Account Investment Options issued with this Contract will apply.]

WITHDRAWALS (SEE SECTION 5.01 OF THE CONTRACT): Lump Sum Withdrawals: The Lump Sum Withdrawal minimum amount is [$300].

Lump sum Withdrawals will be taken in accordance with your election of (a), (b),
(c) or (d) as set forth below:

         a) Withdrawals will be taken on a pro-rata basis from the Protection with Investment Performance Account Investment Options only,

         b) Withdrawals will be taken on a pro-rata basis from designated Investment Performance Account Investment Options,

         c) Withdrawals will be taken in specified amounts, from both the Protection with Investment Performance Account Investment Options (on a pro-rata basis from such Options) and any designated Investment Performance Account Investment Options, or

         d) Withdrawals will be taken in accordance with the following order i) from the Investment Performance Account Investment Options on a pro-rata basis, then ii) from the Special Money Market Dollar Cost Averaging Account, then iii) from the Protection with Investment Performance Account Investment Options on a pro-rata basis.


ICC10DPADV(rev 1010)                                                Data Page 8

Required Minimum Distributions and Withdrawal requests with no instructions will be taken in accordance with item d) above. We must receive your election before processing your Withdrawal request.

[THE FOLLOWING LANGUAGE IS APPLICABLE TO TRADITIONAL IRA CONTRACTS] Automatic Required Minimum Distribution Withdrawals: The Automatic Required Minimum Distribution Withdrawal minimum initial amount is [$250]. See Endorsement Applicable to [Market Segment].

CONTRACT TERMINATION  (SEE SECTION 5.02 OF THE CONTRACT):

Requests for a withdrawal must be for either (a) 90% or less of the Cash Value or (b) 100% of the Cash Value (surrender of the Contract/Certificate). A request for more than 90% of the Cash Value will be considered a request to withdraw 100% of the Cash Value.

If a withdrawal is made that would result in a Cash Value less than [$500], we will so advise you and have the right to pay you such Value. In that case, this Contract/Certificate will be terminated.

This Contract/Certificate (including any attached Endorsements and Riders) will terminate if there is no Annuity Account Value.

[THE FOLLOWING TEXT WILL APPEAR IF THE CONTRACT OWNER ELECTS GIB]

The preceding three paragraphs do not apply while you have Protection Account Annuity Account Value under your GIB Rider.

[THE FOLLOWING TEXT WILL NOT APPEAR FOR INHERITED TRADITIONAL/ROTH IRA BCO AND NON-SPOUSAL APPLICABLE PLAN BENEFICIARY OWNED CONTRACTS]
[ANNUITY BENEFIT FORMS - (NORMAL FORM OF ANNUITY BENEFIT) (SEE SECTION 7.04 OF THE CONTRACT):

[LIFE ANNUITY 10 YEAR PERIOD CERTAIN] [FOR ANNUITY COMMENCEMENT DATE AGES 80 AND GREATER THE "PERIOD CERTAIN" IS AS FOLLOWS]

         ANNUITIZATION AGE            LENGTH OF PERIOD CERTAIN
         -----------------            ------------------------
           [Up to age 80                           10
                 81                                 9
                 82                                 8
                 83                                 7
                 84                                 6
                 85                                 5
                 86                                 4
                 87                                 3
                 88                                 2
                 89                                 1
           90 through 95                           0]

[THE FOLLOWING TEXT WILL NOT APPEAR FOR INHERITED TRADITIONAL/ROTH IRA BCO AND NON-SPOUSAL APPLICABLE PLAN BENEFICIARY OWNED CONTRACTS]
[AMOUNT OF ANNUITY BENEFIT (SEE SECTION 7.05 OF THE CONTRACT):

The amount applied to provide the Annuity Benefit will be (1) the Annuity Account Value for any life annuity form or (2) the Cash Value for any annuity certain (an annuity form which does not guarantee payments for a person's lifetime) except that, if the period certain is more than five years, the amount applied will be no less than 95% of the Annuity Account Value.]

CONDITIONS FOR PAYMENT - (INTEREST RATE TO BE APPLIED IN ADJUSTING FOR MISSTATEMENT OF AGE OR SEX) (SEE SECTION 7.06 OF THE CONTRACT): [6%] per year


ICC10DPADV(rev 1010)                                                Data Page 9

CONDITIONS FOR PAYMENT - (MINIMUM AMOUNT TO BE APPLIED TO AN ANNUITY) (SEE
SECTION 7.06 OF THE CONTRACT): [$2,000, as well as minimum of $20 for initial monthly annuity payment.]

ADMINISTRATIVE AND OTHER CHARGES DEDUCTED FROM ANNUITY ACCOUNT VALUE (SEE
SECTION 8.01OF THE CONTRACT):

     Annual Administrative Charge: During the first two Contract Years the charge is equal to the lesser of 2% of your Annuity Account Value or [$30]. Thereafter, the maximum charge is [$30] for each Contract Year. We will deduct a charge on each Processing Date before the deduction of any other charges if your Annuity Account Value is less than [$50,000.] The Administrative Charge will be deducted for the portion of any Contract Year in which a Death Benefit is paid, the Annuity Account Value is applied to purchase an Annuity Benefit, or the Contract is surrendered.

         [The above charge will be deducted from the Annuity Account Value in the Investment Performance Account Investment Options on a pro rata basis.]

         [IF PROTECTION WITH INVESTMENT PERFORMANCE ACCOUNT INVESTMENT OPTIONS ARE ELECTED, THE FOLLOWING WILL REPLACE THE ABOVE SENTENCE.]
         [The above charge will be deducted from the Annuity Account Value in the Investment Performance Account Investment Options on a pro rata basis. If there is insufficient value or no value in the Investment Performance Account Investment Options, any remaining portion of the charge or the total amount of the charge, as applicable, will be deducted from the Account for Special Money Market Dollar Cost Averaging, if applicable. If there is insufficient value or no value in the Account for Special Money Market Dollar Cost Averaging, if applicable, any remaining portion o f the charge or the total amount of the charge, as applicable, will be deducted from the Annuity Account Value in the Protection with Investment Performance Account Investment Options.]

TRANSFER CHARGES (SEE SECTION 8.02 OF THE CONTRACT):

Currently, the number of free transfers is unlimited, subject to the terms of Sections 5.01 and 8.04. However, we reserve the right to limit the number of free transfers to [12 transfers per Contract Year].

[For each additional transfer in excess of the free transfers, we will charge the lesser of [$25] or [2% of each transaction amount] at the time each transfer is processed. The Charge is deducted from the Investment Options from which each transfer is made on a pro-rata basis. This charge may change, subject to a maximum of $35 for each transaction.]


CONTRACT FEE (SEE SECTION 8.04 OF THE CONTRACT):      ANNUAL RATE OF [0.65%]

      The Contract Fee includes the following
      charges:

      [Operations Fee:                                Annual rate of 0.35%

      Administration Fee:                             Annual rate of 0.20%

      Distribution Fee:                               Annual rate of  0.10%

      Variable Investment Option Facilitation         Annual rate up to [0.45]%]
      Charge:

      The Variable Investment Option ("VIO") Facilitation Charge applies to certain VIOs as indicated in the VIOs listed in Part B of these Data Pages. Unless otherwise specified, for VIOs indicated with


ICC10DPADV(rev 1010)                                                Data Page 10
                  a single* the annual rate is [0.25%] (equivalent to a daily rate of [.000686%]).
                  a double** the annual rate is [0.35%] (equivalent to a daily rate of [.000961%]).
                  a triple*** the annual rate is [0.45%] (equivalent to a daily rate of [.001236%]).

         We may indicate a VIO Facilitation Charge up to the maximum specified above for Variable Investment Options made available under this Contract subsequent to its Issue Date.










ICC10DPADV(rev 1010)                                                Data Page 11